Exhibit 4.1

[FACE OF NOTE]

EOP OPERATING LIMITED PARTNERSHIP

5.875% NOTE DUE JANUARY 15, 2013

No. 001	Principal Amount
CUSIP No. 268766 BY 7	U.S. $400,000,000

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

     THIS NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF U.S. $1,000 AND INTEGRAL MULTIPLES THEREOF.

     EOP Operating Limited Partnership, a Delaware limited partnership (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee of The Depository Trust Company, or registered assigns, the principal amount of Four Hundred Million Dollars ($400,000,000) on January 15, 2013 (the “Stated Maturity Date”) (unless redeemed in full or accelerated prior to the Stated Maturity Date in accordance with the terms of this Note and the Indenture) (the Stated Maturity Date, Redemption Date (as defined on the reverse hereof) or date of acceleration is referred to as the “Maturity Date” with respect to the principal repayable on such date) and to pay interest on the outstanding principal amount of this Note from January 15, 2003 (or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for), semiannually in arrears on January 15 and July 15 of each year, commencing July 15, 2003 (each, an “Interest Payment Date”), and on the Maturity Date, at a rate of 5.875% per annum, until payment of said principal amount has been made or duly provided for. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

     The interest so payable and punctually paid or duly provided for on an Interest Payment Date will, subject to certain exceptions described below, be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the “Regular Record Date” for such payment, which will be January 1 or July 1 (regardless of whether such day is a Business Day (as defined below)) next preceding such Interest Payment Date. Any interest not so punctually paid or duly provided for on an Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder on such Regular Record Date, and shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner, all as more fully provided for in the Indenture.

     The principal of and Make-Whole Amount (as defined below), if any, with respect to this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in New York, New York. The Issuer hereby initially designates the Corporate Trust Office of the Trustee in New York, New York as the office to be maintained by it where this Note may be presented for payment, registration of transfer or exchange and where notices or demands to or upon the Issuer or Equity Office Properties Trust, as guarantor of the Notes (“Equity Office,” which term includes any successor under the Indenture), in respect of this Note or the Indenture may be served.

     Notwithstanding anything contained in the Indenture to the contrary, “Make-Whole Amount” and “Reinvestment Rate” as used with respect to this Note shall have the following meanings:

     “Make-Whole Amount” means, in connection with any optional redemption of this Note, the excess, if any, of: (i) the aggregate present value as of the Redemption Date of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the Redemption Date) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date notice of such redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the Redemption Date, over (ii) the aggregate principal amount being redeemed.

     “Reinvestment Rate” means .25% plus the arithmetic mean of the yields under the heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal amount being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury yield in the above manner, then the Treasury yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Issuer.

     Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will be the amount of interest accrued during the applicable Interest Period (as defined below).

     An “Interest Period” is each period from and including the immediately preceding Interest Payment Date (or from and including January 15, 2003 in the case of the initial Interest Period) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date or Maturity Date falls on a day that is not a Business Day, principal, Make-Whole Amount, if any, and interest payable on such date will be paid on the succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such date to such succeeding Business Day. “Business Day” means any day, other than a Saturday or a Sunday, on which banking institutions in New York, New York are not required or authorized by law or executive order to close.

     Payments of principal, Make-Whole Amount, if any, and interest in respect of this Note will be made by U.S. dollar check or by wire transfer (such a wire transfer is required to be made to the Holder if the aggregate principal amount of this Note is in excess of U.S. $10,000,000, and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date and acknowledged that a wire transfer fee shall be payable) of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used herein, including on the reverse hereof, and not defined herein or on the reverse hereof shall have the respective meanings given to such terms in the Indenture.

     This Note shall not be entitled to the benefits of the Indenture or the Guarantee of Equity Office or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee.

     IN WITNESS WHEREOF, each of the Issuer and Equity Office has caused this Note to be signed manually or by facsimile by an authorized signatory.

Dated: January 15, 2003	EOP OPERATING LIMITED PARTNERSHIP, as Issuer

Attest:	By: EQUITY OFFICE PROPERTIES TRUST, not individually but as General Partner

By: /s/ Stanley M. Stevens Stanley M. Stevens Executive Vice President, Chief Legal Counsel and Secretary	By: /s/ Marsha C. Williams Marsha C. Williams Executive Vice President and Chief Financial Officer

EQUITY OFFICE PROPERTIES TRUST, as Guarantor

By: /s/ Marsha C. Williams Marsha C. Williams Executive Vice President and Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated:	January 15, 2003	U.S. BANK NATIONAL ASSOCIATION, as Trustee

By: /s/ Richard Prokosch Authorized Officer

[REVERSE OF NOTE]

EOP OPERATING LIMITED PARTNERSHIP

5.875% NOTE DUE JANUARY 15, 2013

     This Note is one of a duly authorized issue of senior debt securities of the Issuer (hereinafter called the “Debt Securities”) of the series herein specified, all issued or to be issued under and pursuant to an Indenture, dated as of August 29, 2000, as supplemented by the First Supplemental Indenture, dated as of June 18, 2001 (as supplemented, the “Indenture”), duly executed and delivered by the Issuer and Equity Office to U.S. Bank National Association, formerly known as U.S. Bank Trust National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Debt Securities of which this Note is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer, Equity Office and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture. This Note is one of the outstanding Debt Securities of a series designated as the “5.875% Notes due January 15, 2013” of the Issuer (the “Notes”), limited in aggregate principal amount to U.S. $500,000,000, subject to the provisions in the Indenture, and is a Guaranteed Security within the meaning of, and subject to the provisions applicable to Equity Office as Guarantor thereof contained in, the Indenture.

     In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof and Make-Whole Amount (if any) may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

     The Issuer may redeem this Note, at any time in whole or from time to time in part, at the election of the Issuer, at a redemption price equal to the sum of (i) 100% of the aggregate principal amount being redeemed, (ii) accrued but unpaid interest thereon to the date fixed for redemption (the “Redemption Date”) and (iii) a premium equal to the Make-Whole Amount, if any, with respect thereto (collectively, the “Redemption Price”); provided, however, that interest installments due on an Interest Payment Date which is on or prior to the Redemption Date will be payable to the Holder hereof (or one or more predecessor Notes) as of the close of business on the Regular Record Date preceding such Interest Payment Date.

     If notice has been given as provided in the Indenture and funds for the redemption of this Note or any part thereof called for redemption shall have been made available on the Redemption Date, this Note or such part thereof will cease to bear interest on the Redemption Date referred to in such notice and the only right of the Holder will be to receive payment of the Redemption Price. Notice of any optional redemption of this Note will be given to the Holder hereof (in accordance with the provisions of the Indenture), not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new

Note of like tenor for the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Issuer (and executed by Equity Office as Guarantor) in the name of the Holder hereof upon the presentation and surrender hereof.

     The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

     The Indenture contains provisions permitting the Issuer, Equity Office and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Debt Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Debt Securities of each series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Debt Security at the time Outstanding so affected, (i) change the final maturity of any Debt Security, or reduce the principal amount thereof or any premium or Make-Whole Amount thereon, if any, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment on any Debt Security, or (ii) reduce the percentage in principal amount of Outstanding Debt Securities the Holders of which are required to consent to any such supplemental indenture, or (iii) reduce the percentage in principal amount of Outstanding Debt Securities the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults thereunder, or (iv) modify Equity Office’s Guarantee, if any, of the Debt Securities. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Debt Securities of any series, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series (or, in the case of certain defaults or Events of Default, all series of Outstanding Debt Securities) may on behalf of the Holders of all the Debt Securities of such series (or all of the Debt Securities, as the case may be) waive any such past default or Event of Default and its consequences, prior to any declaration accelerating the maturity of such Debt Securities, or, subject to certain conditions, may rescind a declaration of acceleration and its consequences with respect to such Debt Securities. The preceding sentence shall not, however, apply to a default in or Event of Default relating to the payment of the principal of or premium or Make-Whole Amount, if any, or interest on any of the Debt Securities or in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holders of each Debt Security at the time Outstanding affected thereby. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes that may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any Make-Whole Amount and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed or alter or impair the obligations of Equity Office in respect of its unconditional guarantee of the aforementioned payments.

     This Note is issuable only in registered form without coupons in denominations of U.S. $1,000 and integral multiples thereof. Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Issuer in New York, New York in the manner and subject to the limitations provided herein and in the Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith.

     Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in New York, New York, one or more new Notes of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided herein and in the Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith.

     This Note is not subject to a sinking fund requirement or to repayment at the option of the Holder hereof.

     No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any Note, or because of any indebtedness evidenced hereby or thereby (including, without limitation, any obligation or indebtedness relating to the principal of, or premium or Make-Whole Amount, if any, interest or any other amounts due, or claimed to be due, on this Note), or for any claim based thereon or otherwise in respect thereof, shall be had (i) against any partner other than Equity Office, as Guarantor, or any Person which owns an interest, directly or indirectly, in any partner, in the Issuer, or (ii) against any promoter, as such, or against any past, present or future shareholder, officer, trustee or partner, as such, of the Issuer or Equity Office or any successor, either directly or through the Issuer or Equity Office or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

     Prior to due presentation of this Note for registration of transfer, the Issuer, Equity Office, the Trustee, and any authorized agent of the Issuer, Equity Office or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner of the Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of, or on account of, the principal hereof and Make-Whole Amount, if any, and subject to the provisions herein and on the face hereof, interest hereon, and for all other purposes, and none of the Issuer, Equity Office or the Trustee nor any authorized agent of the Issuer, Equity Office or the Trustee shall be affected by any notice to the contrary, except as required by law.

     The Indenture, this Note and the Guarantee shall be governed by and construed in accordance with the law of the State of New York, United States of America without regard to the principles of conflicts of laws.

ASSIGNMENT FORM AND CERTIFICATE OF TRANSFER

     To assign this Note fill in the form below:

     (I)  or (we) assign and transfer this Note to

     (Insert assignee’s social security or tax identification number, if any)

(Print or type assignee’s name, address and zip code)

     Your signature:______________________________________________________________________________________________

(Sign exactly as your name appears on the other side of this Note)

     Date:________________________________________________________________________

     Signature Guarantee:*____________________________________________________________

*	Signature must be guaranteed by a commercial bank, trust company or member firm of a major stock exchange.